UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 28, 2009
(Date of Earliest Event Reported)

FUND.COM INC.
 (Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34027 (Commission File Number)	30-0284778 (I.R.S. Employer Identification No.)

14 Wall Street, 20th Floor
New York, New York, 10005
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 618-1633

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02	Unregistered Sales of Equity Securities.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of August 28, 2009 (the “Closing Date”), Fund.com Inc. (the "Company"), and IP Global Investors Ltd. and Equities Media Acquisition Corp. Inc., a principal stockholder of the Company, consummated the transactions under a line of credit agreement pursuant to which such lenders provided the Company with a line of credit facility which superseded and restated in its entirety a prior $1.343 million credit agreement with IP Global Investors Ltd. entered into in April 2009.  Under the terms of the restated line of credit agreement, the Company is entitled to receive a maximum of $2.5 million of advances, less an aggregate of $2,233,000 of advances previously made (inclusive of the $1,275,000 paid to AdvisorShares on behalf of the Company through August 18, 2009 and an additional $150,000 of advances funded through August 28, 2009).  The Company intends to draw down the balance of such credit facility to provide it with additional working capital.  All obligations under the line of credit agreement have been guaranteed by Fund.com Capital Inc., Fund.com Technologies Inc. and Fund.com Managed Products Inc., all wholly-owned subsidiaries of the Company.

The advances made and to be made by the lenders under the line of credit agreement are evidenced by the Company’s 9% convertible note due August 28, 2010 (one year from the Closing Date).   The note is convertible at any time prior to its maturity date, at a conversion price of $0.21 per share into shares of Class B common stock of the Company. The conversion price was established based on the public price of Fund.com at the time the parties reached agreement, the price being based on a quantitative formula equal to ninety percent of the volume weighted average price (VWAP) of the Fund.com stock price as quoted on the OTCBB for the thirty days prior to the first advances under the amended line of credit agreement.

On September 2, 2009, Fund.com Inc. "the Company" amended and restated its certificate of incorporation to increase its authorized capital stock from 120,000,000 shares to 320,000,000 shares, of which 300,000,000 shares are designated as Class A common stock, 10,000,000 shares are designated as Class B common stock and 10,000,000 shares are designated as preferred stock.  Each share of Class A common stock has one vote.  Each share of Class B common stock has 10 votes, votes together with the Class A common stock, and is convertible into ten shares of Class A common stock.  The authorized shares of preferred stock may be issued by the board of directors from time to time in one or more series and the board of directors has the authority to fix the powers, designations rights, preferences and limitations of any class or series of such preferred stock.

As part of the transactions contemplated by the line of credit agreement, the lenders or their designees received an option (expiring December 31, 2009) to purchase up to $5,000,000 of additional shares of Class A common stock of the Company at a price of $0.21 per share, or approximately 23.8 million shares of Class A common stock if such purchase option is fully exercised. The price was also established on the same VWAP calculation. In addition, the Company issued to the lenders a warrant, expiring July 31, 2012, entitling the holder(s) to purchase an aggregate of 50% of the number of shares of Class A common stock that are purchased upon full or partial exercise of the above purchase option, at an exercise price of $0.315 per share.  The exercise prices of the purchase option and the warrant are both subject to certain adjustments, including weighted average anti-dilution adjustments.

As a further inducement to the lenders to make available the line of credit, Daniel Klaus and Lucas Mann, two shareholders of the Company and members of the board of directors at the time, also sold to the lenders or their designees (in equal amounts) a total of 2,000,000 of their shares of Class A common stock of the Company at a price of $0.25 per share, payable on the basis of $50,000 in cash and the $450,000 balance evidenced by two notes of $225,000 each payable in equal monthly installments through December 31, 2009.  In addition, Messrs. Klaus and Mann each contributed 500,000 of their Company shares to the lenders, or their designees, for no consideration, and granted the lenders or their designees an option, exercisable at any time up to December 31, 2009, to purchase an additional 2,000,000 of their Class A shares for $0.25 per share. Effective August 28, 2009, Messrs. Daniel Klaus and Lucas Mann terminated their consulting agreements with Fund.com Inc. and resigned as members of the board of directors of the Company and its subsidiaries. There was no disagreement or dispute between Messrs. Klaus and Mann and the Company which led to their resignation as directors. They also agreed not to sell their remaining shares in the Company for a period of at least six months.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

 (c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Fund.com Inc.
10.1	Revolving Credit Loan Agreement dated as of August 28, 2009 by and among Fund.com Inc., IP Global Investors Ltd., and Equities Media Acquisition Corp. Inc.
10.2	Guaranty Agreement dated as of August 28, 2009 by and among Fund.com Inc., IP Global Investors Ltd., and Equities Media Acquisition Corp. Inc.
10.3	Revolving Credit Convertible Note of Fund.com Inc. dated as of August 28, 2009.
10.4	Option to Purchase Shares of Fund.com Inc. dated as of August 28, 2009.
10.5	Stock Purchase, Stock Redemption and Option to Purchase Shares of Fund.com Inc. dated as of August 28, 2009.
10.6	Warrant to Purchase Shares of Class A Common Stock of Fund.com Inc.
10.7	Separation Agreement dated as of August 28, 2009 by and between Fund.com Inc. and Lucas Mann.
10.8	Separation Agreement dated as of August 28, 2009 by and between Fund.com Inc. and Daniel Klaus.
10.9	Secured Non-Negotiable Non-Interest Bearing Installment Promissory Note of IP Global Investors Ltd. dated as of August 28, 2009 in favor of Daniel Klaus.
10.10	Secured Non-Negotiable Non-Interest Bearing Installment Promissory Note of IP Global Investors Ltd. dated as of August 28, 2009 in favor of Lucas Mann.
10.11	Pledge Agreement as of August 28, 2009 by and between IP Global Investors Ltd., Hodgson Russ LLP as collateral agent, and Daniel Klaus.
10.12	Pledge Agreement as of August 28, 2009 by and between IP Global Investors Ltd., Hodgson Russ LLP as collateral agent, and Lucas Mann.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUND.COM, INC.
 (Registrant)

By:    /s/ Gregory Webster
 Name:  Gregory Webster
             Title:    Chief Executive Officer

Date:  September 3, 2009